CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

TO: MMC Energy North America, LLC

As independent registered certified public accountants, we hereby consent to the inclusion in this Registration Statement on amendment number 1 to Form SB-2, of our report dated March 24, 2006 relating to the financial statements of MMC Energy North America, LLC and to the reference to our Firm under the caption “Experts” appearing in the Prospectus.

/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP Russell Bedford Stefanou Mirchandani LLP

New York, New York
February 5, 2007